Exhibit 4.1

SUPPLEMENT NO. 17 TO INDENTURE

THIS SUPPLEMENT NO. 17 TO INDENTURE, dated as of November 7, 2012 (this “Supplement”), is between GE Dealer Floorplan Master Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Indenture Trustee”).

BACKGROUND

WHEREAS, the Issuer and the Indenture Trustee are parties to a Master Indenture, dated as of August 12, 2004, (i) as amended by Supplement No. 1 to Master Indenture, dated as of May 25, 2005, Supplement No. 2 to Master Indenture, dated as of April 28, 2006, Supplement No. 3 to Master Indenture, dated as of June 30, 2006, Supplement No. 4 to Master Indenture, dated as of August 10, 2006, Supplement No. 5 to Master Indenture, dated as of November 9, 2006, Supplement No. 6 to Master Indenture, dated as of May 31, 2007, Supplement No. 7 to Master Indenture, dated as of August 2, 2007, Supplement No. 8 to Master Indenture, dated as of June 6, 2008, Supplement No. 9 to Master Indenture, dated as of December 30, 2008, Supplement No. 10 to Master Indenture, dated as of June 26, 2009, Supplement No. 11 to Master Indenture, dated as of August 5, 2009, Supplement No. 12 to Master Indenture, dated as of December 6, 2010, Supplement No. 13 to Master Indenture, dated as of March 1, 2011, Supplement No. 14 to Master Indenture, dated as of December 16, 2011, Supplement No. 15 to Indenture, dated as of February 16, 2012, and Supplement No. 16 to Indenture, dated as of July 17, 2012 (as so amended, the “Master Indenture”), and (ii) as supplemented by the Amended and Restated Series 2008-A Indenture Supplement, dated as of June 26, 2009 (the “Series 2008-A Indenture Supplement”), the Series 2009-B Indenture Supplement, dated as of June 26, 2009 (the “Series 2009-B Indenture Supplement”), the Series 2010-B Indenture Supplement, dated as of December 22, 2010 (the “Series 2010-B Indenture Supplement), the Series 2011-1 Indenture Supplement, dated as of August 10, 2011 (the “Series 2011-1 Indenture Supplement”), the Series 2011-A Indenture Supplement, dated as of September 22, 2011 (the “Series 2011-A Indenture Supplement”), the Series 2012-1 Indenture Supplement, dated as of February 22, 2012 (the “Series 2012-1 Indenture Supplement”), the Series 2012-2 Indenture Supplement, dated as of May 16, 2012 (the “Series 2012-2 Indenture Supplement”) and the Series 2012-3 Indenture Supplement, dated as of July 31, 2012 (the “Series 2012-3 Indenture Supplement,” and together with the Series 2008-A Indenture Supplement, the Series 2009-B Indenture Supplement, the Series 2010-B Indenture Supplement, the Series 2011-1 Indenture Supplement, the Series 2011-A Indenture Supplement, the Series 2012-1 Indenture Supplement and the Series 2012-2 Indenture Supplement, the “Outstanding Supplements,” and each an “Outstanding Supplement”), each between the parties hereto and setting forth the terms of an outstanding Series of Notes (the Master Indenture, as so amended and supplemented, the “Indenture”), is hereby amended as described below;

WHEREAS, the parties hereto desire to amend the Master Indenture and the Outstanding Supplements as set forth herein; and

WHEREAS, this Supplement is being entered into pursuant to Section 9.1(b) of the Master Indenture, and all conditions precedent to the execution of this Supplement, as set forth in such Section 9.1(b), have been satisfied.

Supplement No. 17 to Indenture

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms defined in the Indenture and used but not otherwise defined herein have the meanings given to them in the Indenture.

SECTION 2. Amendments to Indenture.

(a) Section 1.1 of the Master Indenture is hereby amended by:

(i) amending and restating the definition of “Dealer Concentration Limit” to read in its entirety as follows:

““Dealer Concentration Limit” means a dollar amount calculated as a percentage (the “Concentration Limit Percentage”) of the Combined Outstanding Principal Balances as of the end of each Monthly Period, subject to the following limitations:

(a) if a Dealer is ranked first owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal three percent (3%);

(b) if a Dealer is ranked second through third owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal two percent (2%);

(c) if a Dealer is ranked fourth through fifth owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one and one-half percent (1.5%);

(d) if a Dealer is ranked sixth through seventh owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one percent (1%);

(e) if a Dealer is ranked eighth through forty-first owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal three-quarters of one percent (0.75%); or

(f) if a Dealer is ranked forty-second or lower (i.e., forty-third or numerically higher) owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one-half of one percent (0.50%);

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or, in each case, if the Rating Agency Condition is satisfied, such larger percentage of the Combined Outstanding Principal Balances as is stated in the notice from the Issuer to each applicable Rating Agency in connection with the satisfaction of the Rating Agency Condition.”

(ii) amending the definition of “Dealer Overconcentration” by adding the following new proviso at the end of such definition immediately prior to the final period thereof:

“; provided that such calculation shall be made in accordance with Section 8.4 after taking into account any Product Line Overconcentrations”

(iii) amending the definition of “Manufacturer Concentration Limit” as follows:

(1) Clause (a) shall be amended by deleting the phrase
“ten percent (10.0%)” where it appears therein and replacing it with the phrase nine and ninety nine hundredths of one percent (9.99%)”.

(2) Clause (e) shall be amended and restated in its entirety to read as follows:

“(e) nine and ninety nine hundredths of one percent (9.99%) of the Combined Outstanding Principal Balance on the last day of the applicable Monthly Period (in the case of the Non-Investment Grade Manufacturer that is a party to the Floorplan Agreement covering the largest portion of the Combined Outstanding Principal Balances);”.

(3) The following new clause (f) shall be added immediately following clause (e) thereof:

“(f) seven percent (7%) of the Combined Outstanding Principal Balance on the last day of the applicable Monthly Period (in the case of the Non-Investment Grade Manufacturer that is a party to the Floorplan Agreement covering the second largest portion of the Combined Outstanding Principal Balances);”.

(4) After giving effect to the amendments in clauses (a)(iii)(2) and (a)(iii)(3) above, clause (i) of the definition shall be re-lettered to be clause (j), clause (h) of the definition shall be re-lettered to be clause (i), clause (g) of the definition shall be re-lettered to be clause (h) and the original clause (f) before giving effect to the amendment in clause (a)(iii)(3) above shall be re-lettered to be clause (g).

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(5) The proviso immediately following the last clause thereof is amended by deleting the phrase “clauses (a) through (i)” where it appears therein and replacing it with “clauses (a) through (j).”

(iv) amending and restating the definition of “Manufacturer Overconcentration” to read in its entirety as follows:

““Manufacturer Overconcentration” means, on any Determination Date, with respect to all Accounts covered by a Floorplan Agreement with the same Manufacturer, the excess, if any, of (a) the Combined Outstanding Principal Balances in such Accounts covered by such a Floorplan Agreement with such Manufacturer, on the last day of the Monthly Period immediately preceding such Determination Date, over (b) the Manufacturer Concentration Limit for such Manufacturer; provided that such calculation shall be made in accordance with Section 8.4 after taking into account any Product Line Overconcentrations and any Dealer Overconcentrations.”

(v) amending the definition of “Product Line Concentration Limit” as follows:

1.	Clause (d) shall be amended by deleting the phrase “twelve and one-half percent (12.5%)” where it appears therein and replacing it with the phrase “fifteen percent (15%)”.

2.	Clause (j) shall be amended by deleting the phrase “fifteen percent (15%)” where it appears therein and replacing it with the phrase “twenty percent (20%)”.

3.	Clause (k) shall be amended by deleting the phrase “five percent (5%)” where it appears therein and replacing it with the phrase “ten percent (10%)”.

4.	Clause (n) shall be amended by deleting the phrase “ten percent (10%)” where it appears therein and replacing it with the phrase “fifteen percent (15%)”.

5.	The phrase immediately following clause (n) thereof is hereby amended and restated in its entirety to read as follows: “or, in the case of any of the above paragraphs of this definition, if the Rating Agency Condition is satisfied, such larger percentage of the Combined Outstanding Principal Balances as is stated in the notice from the Issuer to each applicable Rating Agency in connection with the satisfaction of the Rating Agency Condition.”

(vi) amending and restating the definition of “Required Principal Balance” to read in its entirety as follows:

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““Required Principal Balance” means, as of any date of determination, the sum of the numerators used at such date to calculate the Allocation Percentages with respect to Principal Collections for all Series outstanding on such date.”

(b) Clause (y) of Paragraph (d) of Section 8.2 of the Master Indenture is hereby amended by deleting the phrase “less any Product Line Overconcentration for the accounts receivable and asset based lending receivables Product Line used for purposes of making allocations for the Monthly Period preceding such Transfer Date,” where it appears therein.

(c) Paragraph (g) of Section 8.4 of the Master Indenture is hereby amended by adding the following new sentence immediately following the last sentence thereof:

“The calculations of the Product Line Overconcentrations, Dealer Overconcentrations and Manufacturer Overconcentrations shall be made in the order described above and in a manner deemed reasonable by the Servicer to avoid duplication among overconcentrations in accordance with the Servicer’s customary practices as in effect from time to time.”

SECTION 3. Amendments to Outstanding Supplements.

(a) The definition of “Default Rate” in Section 1.1 of each Outstanding Supplement is hereby amended and restated in its entirety to read as follows:

““Default Rate” means, for any Monthly Period, the product of (a) a fraction (expressed as a percentage), (i) the numerator of which is the Default Amount for such Monthly Period (calculated as of the end of the last day of such Monthly Period), and (ii) the denominator of which is the Combined Outstanding Principal Balances as of the beginning of such Monthly Period, times (b) 12.”

(b) The definition of “Monthly Payment Rate” in Section 1.1 of each Outstanding Supplement is hereby amended and restated in its entirety to read as follows:

““Monthly Payment Rate” means, for any Monthly Period, a fraction (expressed as a percentage), (a) the numerator of which is the Principal Collections during such Monthly Period, and (b) the denominator of which is the Combined Outstanding Principal Balances as of the beginning of such Monthly Period.”

(c) Clause (h) of Section 6.1 of each Outstanding Supplement is hereby amended by deleting the phrase “(excluding the Product Line Overconcentration for the accounts receivable and asset based lending receivables Product Lines)” where it appears therein.

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SECTION 4. Representations and Warranties. In order to induce the parties hereto to enter into this Supplement, each of the parties hereto represents and warrants unto the other parties hereto as follows:

(a) Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of this Supplement are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

(b) Validity, etc. This Supplement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

SECTION 5. Binding Effect; Ratification.

(a) This Supplement shall become effective as of the date first set forth above when counterparts hereof shall have been executed and delivered by the parties hereto and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b) The Indenture, as supplemented hereby, remains in full force and effect. On and after the date hereof, each reference in the Master Indenture to “this Indenture”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Indenture, shall mean and be a reference to such Indenture, as supplemented hereby.

(c) Except as expressly supplemented hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 6. Miscellaneous.

(a) THIS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS SUPPLEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS SUPPLEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS SUPPLEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10.4 OF THE MASTER INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplement or any provision hereof.

(e) This Supplement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) BNY Mellon Trust of Delaware acts solely as the Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Supplement shall look only to the Trust Estate for payment or satisfaction thereof.

(g) Executed counterparts of this Supplement may be delivered electronically.

[Signature Page Follows]

7	Supplement No. 17 to Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first above written.

GE DEALER FLOORPLAN MASTER NOTE TRUST By: BNY mellon trust of delaware, not in its individual capacity, but solely on behalf of the Issuer

By:	/s/ Kristine K. Gullo
Name: Kristine K. Gullo Title: Vice President

S-1	Supplement No. 17 to Indenture

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as the Indenture Trustee

By:	/s/ Mark Esposito
Name: Mark Esposito Title: Assistant Vice President

By:	/s/ Louis Bodi
Name: Louis Bodi Title: Vice President

Supplement No. 17 to Indenture